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                                                                    EXHIBIT 99.1

SAGENT DELIVERS CUSTOMER INTELLIGENCE AS eSERVICE THROUGH
ACQUISITION OF QUALITATIVE MARKETING SOFTWARE, INC.

Acquisition Provides Real-time Customer Intelligence Over the Web

MOUNTAIN VIEW, CALIF. -- DECEMBER 13, 1999 -- Sagent Technology, Inc. (Nasdaq:
SGNT), a leading provider of real-time ebusiness intelligence solutions, announced today that it has acquired Qualitative Marketing Software, Inc. (QMSoft), a privately held company that delivers real-time value-added customer information and Marketing eServices by hosting data on over 125 million households on the web. Together, the companies help eBusinesses use the web to better understand their prospects and customers, optimize revenue and profitability, and maximize company effectiveness by combining valuable real-time customer marketing data with eMarketing expertise.

Under the terms of the agreement, Sagent will issue approximately 2.5 million shares of its common stock to the shareholders of QMSoft, giving the transaction a value of $70 million based on Sagent's closing price of $27.875 on December 10, 1999. The shares issued represent approximately 8.7% of Sagent's fully diluted shares outstanding. The transaction will be accounted for as a pooling of interests. The combined company has over 850 customers and more than 300 employees.

Together, the companies are now able to deliver a single 360-degree view of the customer, based not only on historical transactions and clickstream data, but also incorporating demographic, credit, geographic and other information on more than 125 million households -- in real time. This enables eBusinesses to better target their marketing programs to customers while they are at the point of sale.

QMSoft's Real-time eServices offer new ways of bringing Sagent's products to market, allowing the company to make applications -- and even specific transactions -- available over the web on a fee-for-service basis. The result is a more complete set of solutions for Sagent's customers, and more flexibility in purchasing those solutions.

"Sagent provides a powerful platform for customers who rely on our real-time eService offerings", said Paul Wray, President QMSoft. "At the same time, QMSoft's value-added content enhances Sagent's current and future CRM offerings in Retail Banking, Financial Services, eCommerce, Insurance and other markets."

"One of the most compelling aspects of this acquisition is that the two organizations are extremely complementary," said Ken Gardner, President and CEO of Sagent Technology, Inc. "Sagent offers a suite of web-enabled CRM applications and a high performance platform, and QMSoft provides value-added customer data to help eBusinesses target profitable customers in real time."

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                            ABOUT SAGENT TECHNOLOGY

Sagent Technology (NASDAQ: SGNT) is a leading provider of real-time eBusiness Intelligence Solutions that enable Global 2000 enterprises to win, retain, and grow new customers and improve operational effectiveness. Sagent provides products, services, and value-added content that help businesses collect, analyze, understand, and act on customer and operational information in real-time.


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Sagent powers more than 320 customer-driven organizations around the world and across such diverse industries as e-commerce, financial services, healthcare, and telecommunications. These include such market leaders as Sony Online Entertainment, CommerceOne, DrugStore.com, Mapquest, Barnes & Noble, Outpost.com, Ticketmaster, United Healthcare, and AT&T. Sagent has numerous strategic relationships, including ADP, Advent, Microsoft, Siebel, and USinternetworking. Sagent is headquartered in Mountain View, California, and can be reached at www.sagent.com.

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                      ABOUT QUALITATIVE MARKETING SOFTWARE

Qualitative Marketing Software (www.QMSoft.com) delivers current, comprehensive customer-centric information to eBusinesses in real time via the Internet. QMSoft's Centrus suite of products and services allows eBusinesses to enhance interactions with the customer in real time to improve the effectiveness of one to one Internet marketing campaigns. QMSoft serves a diverse customer base of more than 100,000 users through 600+ clients, ranging from mid-sized companies to large multi-entity corporations. QMSoft has been named to Deloitte & Touche's prestigious "Fast 500" national program, a ranking of the nation's 500 fastest-growing technology companies.

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                                   CONTACTS:

Sagent Technology, Inc.
Virginia Walker, Chief Financial Officer
(650) 815-3175
Morgen-Walke Associates, Inc.
Kevin Nyland, Randy Jensen
(415) 296-7383

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This press release contains certain forward-looking statements that are based largely on Sagent's current expectations and are subject to a number of risks and uncertainties. Actual results and events could differ significantly from those discussed in the forward-looking statements. A list of factors that could affect actual results can be found in the company's initial public offering prospectus dated April 14, 1999 and the company's Form 10-Q for the quarter ended September 30, 1999.


          Sagent is a registered trademark of Sagent Technology, Inc. All other trademarks are the property of their respective owners.


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